Exhibit 5.1

            [Letterhead of McAfee & Taft A Professional Corporation]
                                November 6, 1998



Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102-8260

Ladies and Gentlemen:

          We have reviewed the Amended and Restated Certificate of Incorporation of Devon Energy Corporation, an Oklahoma corporation (the "Company"), the Company's By-laws, as amended, and the Company's Registration Statement on Form S-8 registering up to 1,297,281 shares of Company Common Stock, subject to adjustment pursuant to the anti-dilution provisions of the Northstar Energy Corporation Stock Option Plan (the "Plan"), to be issuable upon exercise of options granted under the Plan (the "Registration Statement"), as initially filed with the Securities and Exchange Commission, and have generally conducted such investigations as we have deemed appropriate to satisfy ourselves with respect to the opinions expressed herein.

          We note that the Company's obligations under the Plan, and therefore our opinion in paragraph 2 below, are subject to the effectiveness of that certain Plan of Arrangement described in the Prospectus to the Registration Statement (the "Plan of Arrangement").

          Based upon the foregoing, it is our opinion that:

               1. The Company has been duly incorporated and is validly existing under the laws of the State of Oklahoma.

               2. The shares of Common Stock to be purchased pursuant to the exercise of options granted under the Plan have been duly and validly authorized for issuance and, when issued pursuant to and in accordance with the Plan after the effective date of the Plan of Arrangement, will be validly issued, fully paid and nonassessable in accordance with the Oklahoma General Corporation Act..

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          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Legal Matters" in the Prospectus.

                                        Very truly yours,


                                        /s/  McAfee & Taft
                                        --------------------------
                                        A Professional Corporation

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